News Announcement

REMINDER:
Vitran management will conduct a conference call and webcast tomorrow, April 21 at 10:00 a.m. (Eastern), to discuss the Company’s 2005 first quarter results.
Conference call dial-in: 800/266-1764
Live Webcast: www.vitran.com (select “Investor Relations”)

CONTACT:
Richard Gaetz, President/CEO Sean Washchuk, VP Finance/CFO Vitran Corporation Inc. 416/596-7664	Robert Rinderman Purdy Tran Jaffoni & Collins Incorporated 212/835-8500 or VTNC@jcir.com

VITRAN DELIVERS NET INCOME GROWTH OF 67%,
HIGHLIGHTING 14TH CONSECUTIVE QUARTER OF NET INCOME GROWTH

TORONTO, ONTARIO (April 20, 2005) – Vitran Corporation Inc. (NASDAQ: VTNC, TSX: VTN), a North American transportation and logistics firm, today announced financial results for the 2005 first quarter ended March 31, 2005 at its Annual and Special Meeting of Shareholders held at the Toronto Stock Exchange (all figures reported in $U.S.).

For the 2005 first quarter, the Company achieved net income of $2.8 million, or 0.22 per diluted share, on revenue of $93.9 million. In the comparable 2004 quarter, Vitran recorded net income of $1.6 million, or $0.13 per diluted share on revenue of $87.1 million. The prior year’s first quarter results were adversely impacted by a CN Railway strike.

“The first quarter of 2005 marked Vitran’s 14th straight quarter of year-over-year earnings growth, and we are pleased with the consistently improving results we have achieved over the past 3 1/2 years,” stated Vitran President and Chief Executive Officer Rick Gaetz. “In addition to the 67% net income growth Vitran has delivered, we remain focused on making acquisitions that will further expand our U.S. footprint beyond the Central States.”

At March 31, 2005, Vitran had $35.3 million of cash and marketable securities. In addition, the Company had $30.6 million of unused credit facilities.

First quarter per share results are based on 12.8 million and 12.7 million diluted weighted average shares outstanding during the 2005 and 2004 three-month periods, respectively.

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Segmented Results
Income from operations at Vitran’s LTL (less-than-truckload) segment rose 61 percent during the 2005 first quarter to $3.3 million, with revenue growing at both the Canadian and U.S. business units. This resulted in a 140 basis point improvement in the segment’s consolidated OR (operating ratio), compared to the 2004 first quarter. The U.S. LTL operation increased shipments and revenue per hundred-weight in the current quarter. The Canadian LTL operation, which was impacted by the CN Railway strike in the prior year, recorded improvements in revenue and income from operations compared to the 2004 first quarter. The Canadian LTL operation recorded double-digit growth in both revenue per shipment and revenue per hundred-weight during the three-month period.

Vitran’s Truckload segment grew income from operations by 66 percent during the quarter, and lowered its OR to 91.7. The Logistics segment achieved nine percent higher revenue, and an eight percent increase in operating income on a flat, 95.9 OR during the first quarter. The Logistics segment continues to make progress towards filling the capacity at its new distribution facility.

Guidance Update
Management maintains its 2005 diluted earnings per share guidance for the year of $1.23 to $1.35.

About Vitran Corporation Inc.
Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload, logistics, truckload, and freight brokerage services. To find out more about Vitran Corporation Inc. (NASDAQ:VTNC, TSX:VTN), visit the website at www.vitran.com.

Statements in the press release regarding management’s future expectation, beliefs, goals, plans, or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. For this purpose, any statements that are contained herein that are not statements or historical fact may be deemed to be forward-looking statements made pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes”, “anticipates”, “plans” “intends”, “will”, “should”, ”expects”, “projects”, and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual result, future circumstances or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, economic factors, demand for the Company’s services, fuel price fluctuations, the availability of employee drivers and independent contractors, risks associated with geographic expansion, capital requirements, claims exposure and insurance costs, competition, government regulation changes, environmental hazards and other risks detailed from time-to-time in the Company’s public disclosure documents or other

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filing with the Canadian and United States securities commissions or other securities regulatory bodies. The forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

(tables follow)

Vitran Corporation Inc.
Consolidated Balance Sheets
(in thousands of United States dollars)

March 31, 2005 Dec. 31, 2004

Assets
Current assets:
Cash	$3,765	$7,375
Marketable securities	31,539	33,087
Accounts receivable	43,485	40,124
Inventory, deposits & prepaid expenses	5,600	5,924
Future income tax assets	3,477	3,667

	87,866	90,177
Capital assets	42,343	37,563
Goodwill	45,266	45,304

	$175,475	$173,044

Liabilities and Shareholders’ Equity Current liabilities:
Accounts payable & accrued liabilities $34,926 $33,377
Income and other taxes payable	1,638	2,399
Current portion of long-term debt	3,781	3,030

	40,345	38,806
Long-term debt	10,187	11,507
Future income tax liabilities	3,930	3,546
Shareholders’ equity:
Common shares	60,595	60,798
Contributed surplus	452	323
Retained earnings	57,274	54,972
Cumulative translation adjustment	2,692	3,092

	121,013	119,185

	$175,475	$173,044

(Statements of Income follows)

VITRAN CORPORATION INC.
Consolidated Statements Of Income
(unaudited) (in thousands of $U.S., except share and per share amounts)

	Three months	Three months
	Ended	ended
	Mar. 31, 2005	Mar. 31, 2004
Revenue	$93,941	$87,146
Operating expenses	80,144	75,574
Selling, general and administrative expenses	8,817	8,163
Other expense (income)	(10)	(76)

	88,951	83,661
Income from operations before depreciation	4,990	3,485
Depreciation expense	1,331	1,308

Income from operations before undernoted	3,659	2,177
Interest expense (income), net	(48)	43
Income from operations before income taxes	3,707	2,134
Income taxes	953	485

Net Income	$2,754	$1,649

Earnings per share:
Basic – Net Income	$0.22	$0.14
Diluted – Net Income	$0.22	$0.13

Weighted average number of shares:
Basic	12,411,968	12,115,292

Diluted	12,754,930	12,697,994

(Statements of Cash Flows follows)

VITRAN CORPORATION INC.
Consolidated Statements Of Cash Flows
(unaudited) (in thousands of $U.S.)

	Three months	Three months
	ended	ended
	Mar. 31, 2005	Mar. 31, 2004
Cash provided by (used in):
Operations:
Net income	$2,754	$1,649
Items not involving cash from operations:
Depreciation expense	1,331	1,308
Future income taxes	565	296
Stock based compensation expense	129	—
Loss (gain) on sale of fixed assets	(10)	(76)

	4,769	3,177
Change in non-cash working capital components	(2,249)	(10,189)

	2,520	(7,012)
Investments:
Purchase of capital assets	(6,222)	(1,635)
Proceeds on sale of capital assets	14	135
Marketable securities	1,369	(145)

	(4,839)	(1,645)
Financing:
Repayment of long-term debt	(570)	(1,809)
Issue of Common Shares upon exercise of stock options	17	351
Repurchase of Common Shares	(692)	—

	(1,245)	(1,458)
Effect of translation adjustment on cash	(46)	58

Increase (decrease) in cash position	(3,610)	(10,057)
Cash position, beginning of period	7,375	12,417

Cash position, end of period	$3,765	$2,360
Change in non-cash working capital components:
Accounts receivable	$(3,361)	$(5,004)
Inventory, deposits and prepaid expenses	324	(6)
Income and other taxes recoverable/payable	(761)	(1,285)
Accounts payable and accrued liabilities	1,549	(3,894)

	$(2,249)	$(10,189)

(additional financial information follows)

LTL Statistical Information — U.S. and CDN Divisions

For the quarter ended March 31, 2005
		Q. overQ.			Q. over Q.
($U.S.)	U.S. LTL	% Change	($CDN)	CDN LTL	% Change

Revenue (000’s)	$42,619	5.4	Revenue (000's)	$41,088	4.1

No. of Shipments	370,426	3.9	No. of Shipments	201,566	(8.0)

Weight (000’s lbs)	513,968	(1.5)	Weight (000's lbs)	387,468	(8.7)

Revenue per shipment	$115.05	1.5	Revenue per shipment	$203.84	13.1

Revenue per CWT	$8.29	7	Revenue per CWT	$10.60	14

Supplementary Segmented Financial Information
(000’s of $U.S.)

For the quarter				For the quarter
ended March 31,				ended March 31,
2005				2004
	Revenue	Inc. from	OR%		Revenue	Inc. from	OR%
	—	Operations	—		—	Operations	—

LTL	76,105	3,263	95.7	LTL	70,259	2,031	97.1

LOG	8,876	364	95.9	LOG	8,167	337	95.9

TL	8,960	742	91.7	TL	8,720	446	94.9

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